Houlihan Lokey Reports Fiscal Year and Fourth Quarter 2025 Financial Results
– Record Fiscal Year 2025 Revenues of $2.39 billion –
– Fiscal Year 2025 Diluted EPS of $5.82 –
– Adjusted Fiscal Year 2025 Diluted EPS of $6.29 –
– Fourth Quarter Fiscal 2025 Revenues of $666 million –
– Fourth Quarter Fiscal 2025 Diluted EPS of $1.76 –
– Adjusted Fourth Quarter Fiscal 2025 Diluted EPS of $1.96 –
– Announces a 5% Increase in the Quarterly Dividend to $0.60 per Share –

LOS ANGELES and NEW YORK - May 7, 2025 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its fiscal year and fourth quarter ended March 31, 2025. For the fiscal year, revenues were $2.39 billion, compared with $1.91 billion for the fiscal year ended March 31, 2024. For the fourth quarter ended March 31, 2025, revenues were $666 million, compared with $520 million for the fourth quarter ended March 31, 2024.
Net income was $400 million, or $5.82 per diluted share, for the fiscal year ended March 31, 2025, compared with $280 million, or $4.11 per diluted share, for the fiscal year ended March 31, 2024. Adjusted net income for the fiscal year ended March 31, 2025 was $434 million, or $6.29 per diluted share, compared with $310 million, or $4.49 per diluted share, for the fiscal year ended March 31, 2024.
Net income was $122 million, or $1.76 per diluted share, for the fourth quarter ended March 31, 2025, compared with $81 million, or $1.18 per diluted share, for the fourth quarter ended March 31, 2024. Adjusted net income for the fourth quarter ended March 31, 2025 was $136 million, or $1.96 per diluted share, compared with $88 million, or $1.27 per diluted share, for the fourth quarter ended March 31, 2024.
“Fiscal 2025 was a record year for our firm as all three groups ended the year with a strong fourth quarter. While current volatility makes meaningful forecasts difficult, we are well positioned to handle the uncertainty of current market conditions,” stated Scott Adelson, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended March 31,		Year Ended March 31,
	2025	2024	2025	2024
Revenues by segment
Corporate Finance	$412,709	$287,579	$1,526,756	$1,106,826
Financial Restructuring	164,546	155,381	544,478	521,984
Financial and Valuation Advisory	89,167	77,496	318,182	285,594
Revenues	666,422	520,456	2,389,416	1,914,404
Operating expenses:
Employee compensation and benefits	430,544	329,525	1,524,268	1,213,589
Non-compensation expenses	96,673	88,234	363,604	337,954
Operating income	139,205	102,697	501,544	362,861
Other income, net	(11,050)	(15,342)	(29,791)	(27,678)
Income before provision for income taxes	150,255	118,039	531,335	390,539
Provision for income taxes	28,335	36,962	131,624	110,238
Net income	$121,920	$81,077	$399,711	$280,301

Diluted earnings per share attributable to Houlihan Lokey, Inc.	$1.76	$1.18	$5.82	$4.11

Revenues

For the fiscal year ended March 31, 2025, revenues were $2.39 billion, compared with $1.91 billion for the fiscal year ended March 31, 2024. For the fiscal year ended March 31, 2025, CF revenues increased 38%, Financial Restructuring (“FR”) revenues increased 4%, and Financial and Valuation Advisory (“FVA”) revenues increased 11% when compared with the fiscal year ended March 31, 2024.

For the fourth quarter ended March 31, 2025, revenues were $666 million, compared with $520 million for the fourth quarter ended March 31, 2024. For the fourth quarter ended March 31, 2025, CF revenues increased 44%, FR revenues increased 6%, and FVA revenues increased 15% when compared with the fourth quarter ended March 31, 2024.

Expenses

The Company’s employee compensation and benefits expenses, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Year Ended March 31,
($ in thousands)	2025	2024	2025	2024
Expenses:
Employee compensation and benefits	$1,524,268	$1,213,589	$1,469,491	$1,177,355
% of Revenues	63.8%	63.4%	61.5%	61.5%
Non-compensation	$363,604	$337,954	$329,476	$314,081
% of Revenues	15.2%	17.7%	13.8%	16.4%
Per full-time employee (1)	$137	$130	$124	$121
Provision for Income Taxes	$131,624	$110,238	$184,782	$129,850
% of Pre-Tax Income	24.8%	28.2%	29.8%	29.5%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.
(1)Calculated using the average of the number of full-time employees at the beginning of the reporting period and the end of the reporting period.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended March 31,
($ in thousands)	2025	2024	2025	2024
Expenses:
Employee compensation and benefits	$430,544	$329,525	$409,850	$320,077
% of Revenues	64.6%	63.3%	61.5%	61.5%
Non-compensation	$96,673	$88,234	$85,265	$80,963
% of Revenues	14.5%	17.0%	12.8%	15.6%
Per full-time employee (1)	$36	$34	$32	$31
Provision for Income Taxes	$28,335	$36,962	$44,199	$37,438
% of Pre-Tax Income	18.9%	31.3%	24.5%	29.9%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.
(1)Calculated using the average of the number of full-time employees at the beginning of the reporting period and the end of the reporting period.

Year Ended March 31, 2025 Compared to the Year Ended March 31, 2024

Employee compensation and benefits expenses were $1.52 billion for the fiscal year ended March 31, 2025, compared with $1.21 billion for the fiscal year ended March 31, 2024. This resulted in a GAAP compensation ratio of 63.8% for the fiscal year ended March 31, 2025, compared with 63.4% for the fiscal year ended March 31, 2024. Adjusted employee compensation and benefits expenses were $1.47 billion for the fiscal year ended March 31, 2025, compared with $1.18 billion for the fiscal year ended March 31, 2024. This resulted in an adjusted compensation ratio of 61.5% for both the fiscal year ended March 31, 2025 and March 31, 2024. The increase in GAAP and adjusted employee compensation and benefits expenses was primarily a result of an increase in revenues for the year when compared with the prior year.

Non-compensation expenses were $364 million for the fiscal year ended March 31, 2025, compared with $338 million for the fiscal year ended March 31, 2024. The increase in GAAP non-compensation expenses was primarily a result of an increase in depreciation and amortization, other operating expenses, and information technology and communications expenses, partially offset by a decrease in professional fees. Adjusted non-compensation expenses were $329 million for the fiscal year ended March 31, 2025, compared with $314 million for the fiscal year ended March 31, 2024. The increase in adjusted non-compensation expenses was primarily a result of an increase in other operating expenses, information technology and communication expenses, and depreciation and amortization, partially offset by a decrease in professional fees when compared with the prior year.

The provision for income taxes was $132 million, representing an effective tax rate of 24.8% for the fiscal year ended March 31, 2025, compared with $110 million, representing an effective tax rate of 28.2%, for the fiscal year ended March 31, 2024. The decrease in the Company’s GAAP effective tax rate for the year ended March 31, 2025, relative to the same period in 2024, was primarily a result of the release of the provision for an uncertain tax position as a result of the successful closure of a city audit. The adjusted provision for income taxes was $185 million, representing an adjusted effective tax rate of 29.8%, for the fiscal year ended March 31, 2025, compared with $130 million, representing an adjusted effective tax rate of 29.5%, for the fiscal year ended March 31, 2024.

Quarter Ended March 31, 2025 Compared to the Quarter Ended March 31, 2024

Employee compensation and benefits expenses were $431 million for the fourth quarter ended March 31, 2025, compared with $330 million for the fourth quarter ended March 31, 2024. This resulted in a GAAP compensation ratio of 64.6% for the fourth quarter ended March 31, 2025, compared with 63.3% for the fourth quarter ended March 31, 2024. Adjusted employee compensation and benefits expenses were $410 million for the fourth quarter ended March 31, 2025, compared with $320 million for the fourth quarter ended March 31, 2024. This resulted in an adjusted compensation ratio of 61.5% for both the fourth quarter ended March 31, 2025 and March 31, 2024. The increase in GAAP and adjusted employee compensation and benefits expenses was primarily a result of an increase in revenues when compared with the same quarter last year.

Non-compensation expenses were $97 million for the fourth quarter ended March 31, 2025, compared with $88 million for the fourth quarter ended March 31, 2024. The increase in GAAP non-compensation expenses was primarily a result of an increase in depreciation and amortization, other operating expenses, and information technology and communications expenses, partially offset by a decrease in travel, meals, and entertainment expenses. Adjusted non-compensation expenses were $85 million for the quarter ended March 31, 2025, compared with $81 million for the fourth quarter ended March 31, 2024. The increase in adjusted non-compensation expenses was primarily a result of an increase in other operating expenses and information technology and communication expenses, partially offset by a decrease in travel, meals, and entertainment expenses when compared with the same quarter last year.

The provision for income taxes was $28 million, representing an effective tax rate of 18.9%, for the fourth quarter ended March 31, 2025, compared with $37 million, representing an effective tax rate of 31.3%, for the fourth quarter ended March 31, 2024. The decrease in the Company’s GAAP effective tax rate for the fourth quarter ended March 31, 2025, relative to the same period in 2024, was primarily a result of decreased state taxes and the release of the provision for an uncertain tax position as a result of the successful closure of a city audit. The adjusted provision for income taxes was $44 million, representing an adjusted effective tax rate of 24.5%, for the fourth quarter ended March 31, 2025, compared with $37 million, representing an adjusted effective tax rate of 29.9%, for the fourth quarter ended March 31, 2024. The decrease in the Company’s adjusted tax rate during the fourth quarter ended March 31, 2025, relative to the same period in 2024, was primarily a result of decreased state taxes.

Segment Reporting for the Fourth Quarter

Corporate Finance
CF revenues were $413 million for the fourth quarter ended March 31, 2025, compared with $288 million for the fourth quarter ended March 31, 2024. Revenues increased primarily due to an increase in the number of closed transactions, which was driven by favorable market conditions. Revenues also increased due to an increase in the average transaction fee on closed transactions, which was driven by transaction mix and does not represent a trend in the average fee on closed transactions.

	Three Months Ended March 31,		Year Ended March 31,
($ in thousands)	2025	2024	2025	2024
Corporate Finance
Revenues	$412,709	$287,579	$1,526,756	$1,106,826
# of Managing Directors	240	223	240	223
# of Closed transactions (1)	147	121	564	450

Financial Restructuring
FR revenues were $165 million for the fourth quarter ended March 31, 2025, compared with $155 million for the fourth quarter ended March 31, 2024. Revenues increased primarily due to an increase in the number of closed transactions, which was driven by favorable market conditions for restructuring transactions. Revenues also increased due to an increase in the average transaction fee on closed transactions, which was driven by transaction mix and does not represent a trend in the average fee on closed transactions.

	Three Months Ended March 31,		Year Ended March 31,
($ in thousands)	2025	2024	2025	2024
Financial Restructuring
Revenues	$164,546	$155,381	$544,478	$521,984
# of Managing Directors	57	54	57	54
# of Closed transactions (1)	38	35	145	126
Financial and Valuation Advisory
FVA revenues were $89 million for the quarter ended March 31, 2025, compared with $77 million for the fourth quarter ended March 31, 2024. Revenues increased due to an increase in the number of Fee Events, driven by improvements in the M&A markets, which affected one or more of the service lines within our FVA business.

	Three Months Ended March 31,		Year Ended March 31,
($ in thousands)	2025	2024	2025	2024
Financial and Valuation Advisory
Revenues	$89,167	$77,496	$318,182	$285,594
# of Managing Directors	42	39	42	39
# of Fee Events (1)	1,224	1,025	2,441	2,178
(1)A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of one thousand dollars. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our periodic reports on Forms 10-K and 10-Q.

Other Announcements

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.60 per share of Class A and Class B common stock. The dividend will be payable on June 15, 2025 to stockholders of record as of the close of business on June 2, 2025.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Wednesday, May 7, 2025, to discuss its full year and fourth quarter fiscal 2025 results. The number to call is 1-800-343-4136 (domestic) or 1-203-518-9843 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from May 7, 2025 through May 14, 2025, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 11158904#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey, Inc. (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital solutions, financial restructuring, and financial and valuation advisory. Houlihan Lokey serves corporations, institutions, and governments worldwide with offices in the Americas, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. The firm is the No. 1 investment bank for all global M&A transactions for the past two years, the No. 1 M&A advisor for the past 10 years in the U.S., the No. 1 global restructuring advisor for the past 11 years, and the No. 1 global M&A fairness opinion advisor over the past 25 years, all based on number of transactions and according to data provided by LSEG.

For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Media Relations 212.331.8223 PR@HL.com

Appendix
Condensed Consolidated Balance Sheets (Unaudited)
Condensed Consolidated Statements of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data and par value)	March 31, 2025	March 31, 2024
Assets
Cash and cash equivalents	$971,007	$721,235
Restricted cash	4,572	619
Investment securities	195,624	38,005
Accounts receivable, net of allowance for credit losses	257,326	199,630
Unbilled work in process, net of allowance for credit losses	157,760	192,012
Income taxes receivable	—	32,856
Deferred income taxes	92,776	90,064
Property and equipment, net	149,350	136,701
Operating lease right-of-use assets	362,669	344,024
Goodwill	1,284,589	1,127,497
Other intangible assets, net	212,670	197,439
Other assets	131,365	90,677
Total assets	$3,819,708	$3,170,759

Liabilities and stockholders' equity
Liabilities:
Accrued salaries and bonuses	$936,619	$726,031
Accounts payable and accrued expenses	137,228	114,171
Deferred income	48,215	33,139
Income taxes payable	6,396	—
Deferred income taxes	8,784	7,505
Operating lease liabilities	438,185	415,412
Other liabilities	69,404	37,751
Total liabilities	1,644,831	1,334,009

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 53,822,189 and 52,348,511 shares, respectively	54	52
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 16,021,106 and 16,746,676 shares, respectively	16	17
Additional paid-in capital	843,350	739,870
Retained earnings	1,394,738	1,163,419
Accumulated other comprehensive loss	(63,281)	(66,608)
Total stockholders’ equity	2,174,877	1,836,750
Total liabilities and stockholders’ equity	$3,819,708	$3,170,759

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except share and per share data)	2025	2024	2025	2024
Revenues	$666,422	$520,456	$2,389,416	$1,914,404
Operating expenses:
Employee compensation and benefits	409,850	320,077	1,469,491	1,177,355
Acquisition related compensation and benefits	20,694	9,448	54,777	36,234
Travel, meals, and entertainment	14,893	17,804	64,917	65,298
Rent	21,165	20,661	77,882	76,079
Depreciation and amortization	15,409	8,261	41,270	28,536
Information technology and communications	18,511	16,849	69,400	60,168
Professional fees	11,304	13,808	41,202	49,077
Other operating expenses	15,391	10,851	68,933	58,796
Total operating expenses	527,217	417,759	1,887,872	1,551,543
Operating income	139,205	102,697	501,544	362,861
Other income, net	(11,050)	(15,342)	(29,791)	(27,678)
Income before provision for income taxes	150,255	118,039	531,335	390,539
Provision for income taxes	28,335	36,962	131,624	110,238
Net income	$121,920	$81,077	$399,711	$280,301

Weighted average shares of common stock outstanding:
Basic	66,216,014	64,579,004	65,724,473	64,337,975
Fully diluted	69,183,454	68,492,023	68,658,347	68,159,390
Earnings per share attributable to Houlihan Lokey, Inc.
Basic	$1.84	$1.26	$6.08	$4.36
Fully diluted	$1.76	$1.18	$5.82	$4.11

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except share and per share data)	2025	2024	2025	2024
Revenues	$666,422	$520,456	$2,389,416	$1,914,404

Employee compensation and benefits expenses
Employee compensation and benefits expenses (GAAP)	$430,544	$329,525	$1,524,268	$1,213,589
Less: Acquisition related compensation and benefits	(20,694)	(9,448)	(54,777)	(36,234)
Employee compensation and benefits expenses (adjusted)	409,850	320,077	1,469,491	1,177,355

Non-compensation expenses
Non-compensation expenses (GAAP)	$96,673	$88,234	$363,604	$337,954
Less: Acquisition related legal structure reorganization	(1,754)	(3,514)	(6,578)	(6,117)
Less: Integration and acquisition related costs	—	(1,278)	(8,222)	(7,002)
Less: Acquisition amortization	(9,654)	(2,479)	(19,328)	(10,754)
Non-compensation expenses (adjusted)	85,265	80,963	329,476	314,081

Operating income
Operating income (GAAP)	$139,205	$102,697	$501,544	$362,861
Plus: Adjustments (1)	32,102	16,719	88,905	60,107
Operating income (adjusted)	171,307	119,416	590,449	422,968

Other income, net
Other income, net (GAAP)	$(11,050)	$(15,342)	$(29,791)	$(27,678)
Plus: Change in acquisition earnout liability fair value	1,851	9,557	1,023	10,373
Other income, net (adjusted)	(9,199)	(5,785)	(28,768)	(17,305)

Provision for income taxes
Provision for income taxes (GAAP)	$28,335	$36,962	$131,624	$110,238
Plus/(less): Impact of the excess tax benefit for stock vesting	(1,582)	—	20,339	7,299
Plus: Release of the provision for an uncertain tax position as a result of the successful closure of a city audit	11,954	—	11,954	—
Less: Non-deductible acquisition related costs	(2,208)	(1,676)	(3,670)	(2,355)
Less: Reversal of deferred tax asset	—	—	(1,690)	—
Adjusted provision for income taxes	36,499	35,286	158,557	115,182
Plus: Resulting tax impact (2)	7,700	2,152	26,225	14,668
Provision for income taxes (adjusted)	44,199	37,438	184,782	129,850

Net income
Net income (GAAP)	$121,920	$81,077	$399,711	$280,301
Plus: Adjustments (3)	14,387	6,686	34,724	30,122
Net income (adjusted)	$136,307	$87,763	$434,435	$310,423

Fully diluted shares outstanding
Fully diluted shares outstanding (GAAP)	69,183,454	68,492,023	68,658,347	68,159,390
Plus: Impact of unvested GCA retention and deferred share awards	282,498	755,020	406,479	1,034,118
Fully diluted shares outstanding (adjusted)	69,465,952	69,247,043	69,064,826	69,193,508

Diluted EPS attributable to Houlihan Lokey, Inc. (GAAP)	$1.76	$1.18	$5.82	$4.11
Diluted EPS attributable to Houlihan Lokey, Inc. (adjusted)	$1.96	$1.27	$6.29	$4.49
(1)The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.
(2)Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(3)Consists of all adjustments identified above net of the associated tax impact.